Section 2: EX-99 (PRESS RELEASE)

EXHIBIT 99

FOR RELEASE 8:30 a.m. April 20, 2007

BOTETOURT BANKSHARES, Inc.

19747 Main Street

Buchanan, Virginia 24066

For Further Information Contact:

Michelle A. Alexander, Chief Financial Officer

(540) 591-5013

BOTETOURT BANKSHARES, INC ANNOUNCES EARNINGS

BUCHANAN, VIRGINIA. April 20, 2007 — Buchanan-based Botetourt Bankshares, Inc. announced today its consolidated financial results for the quarter ending March 31, 2007. Net income for the first quarter amounted to $863,940. This amount compares to $878,140 for the same period last year, representing a decrease of $14,200 or 1.62%. Basic earnings per share decreased $0.01 from $0.71 at March 31, 2006 to $0.70 at March 31, 2007. Diluted earnings per share decreased $0.02 from $0.71 at March 31, 2006 to $0.69 at March 31, 2007.

At March 31, 2007 total assets amounted to $265,213,114, total deposits were $238,529,760, net loans were $213,063,856 and total stockholders’ equity was $24,257,196.

H. Watts Steger, Chairman and Chief Executive Officer of Botetourt Bankshares, Inc., “Although first quarter net income declined slightly as compared to last year due primarily to lower mortgage loan origination fees and title insurance commissions, the Company’s earnings level remains well above average among our peer community banks. With the current interest rate environment and prolonged inverted yield curve, the banking industry is realizing earnings pressures from the compression of net interest margins.”

Botetourt Bankshares, Inc. is the holding company for Bank of Botetourt, which was chartered in 1899. Bank of Botetourt operates eight full service offices in Botetourt, Rockbridge, and Roanoke counties.

Information in this press release contains “forward-looking statements.” These statements involve risks and uncertainties that could cause actual results to differ materially including, without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in Botetourt Bankshares, Inc.’s recent filings with the Securities and Exchange Commission, included but not limited to its Annual Report on Form 10-KSB and its other periodic reports.

- END OF TEXT. SEE FINANCIAL INFORMATION ON FOLLOWING PAGES.-

Botetourt Bankshares, Inc.

Consolidated Balance Sheets

March 31, 2007 and December 31, 2006

	(Unaudited) March 31, 2007	(Audited) December 31, 2006
Assets
Cash and due from banks	$8,607,222	$8,258,003
Interest-bearing deposits with banks	191,437	163,151
Federal funds sold	7,910,000	—
Investment securities available for sale	22,743,911	24,798,980
Investment securities held to maturity	1,539,961	1,539,933
Restricted equity securities	505,500	524,600
Loans, net of allowance for loan losses of $2,298,738 at March 31, 2007 and $2,502,122 at December 31, 2006	213,063,856	209,541,312
Property and equipment, net	5,602,009	5,625,914
Accrued income	1,543,216	1,513,122
Foreclosed assets	1,200,000	—
Other assets	2,306,002	2,417,302

Total assets	$265,213,114	$254,382,317

Liabilities and stockholders’ equity
Liabilities
Noninterest-bearing deposits	$34,148,591	$33,768,568
Interest-bearing deposits	204,381,169	193,460,839

Total deposits	238,529,760	227,229,407

Federal funds purchased	—	1,341,000
Accrued interest payable	1,002,778	943,449
Other liabilities	1,423,380	1,245,669

Total liabilities	240,955,918	230,759,525

Commitments and contingencies	—	—

Stockholders’ equity
Common stock, $1.00 par value, 2,500,000 shares authorized, 1,242,850 issued and outstanding at March 31, 2007 and 1,241,750 issued and outstanding at December 31, 2006	1,242,850	1,241,750
Additional paid-in capital	1,568,684	1,546,984
Retained earnings	22,159,704	21,544,114
Accumulated other comprehensive income (loss)	(714,042)	(710,056)

Total stockholders' equity	24,257,196	23,622,792

Total liabilities and stockholders' equity	$265,213,114	$254,382,317

Botetourt Bankshares, Inc.

Consolidated Statements of Income

For Three Months Ended March 31, 2007 and 2006 (unaudited)

	Three Months Ended March 31,
	2007 (Unaudited)	2006 (Unaudited)
Interest income
Loans and fees on loans	$4,289,120	$3,582,792
Federal funds sold	26,580	108,878
Investment securities:
Taxable	166,514	187,081
Exempt from federal income tax	88,796	92,798
Dividend income	11,792	9,228
Deposits with banks	2,173	2,011

Total interest income	4,584,975	3,982,788

Interest expense
Deposits	1,853,404	1,329,385
Federal funds purchased	7,224	—

Total interest expense	1,860,628	1,329,385

Net interest income	2,724,347	2,653,403
Provision for loan losses	75,000	75,000

Net interest income after provision	2,649,347	2,578,403

Non-interest income
Service charges on deposit accounts	154,466	131,439
Mortgage origination fees	66,621	78,687
Other income	196,418	241,894

Total non-interest income	417,505	452,020

Non-interest expense
Salaries and employee benefits	1,080,282	1,088,447
Occupancy and equipment expense	214,520	208,385
Other expense	533,591	474,419

Total non-interest expense	1,828,393	1,771,251

Income before income taxes	1,238,459	1,259,172
Income tax expense	374,519	381,032

Net income	$863,940	$878,140

Basic earnings per share	$0.70	$0.71

Diluted earnings per share	$0.69	$0.71

Basic weighted average shares outstanding	1,242,068	1,240,197

Diluted average shares outstanding	1,245,282	1,242,339